Exhibit (b)(ii)

Azul S.A.

As of April 3, 2025

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Attention: Teresa Loureiro-Stein

Re:	Lessor Equity Restricted ADS Series Supplement:
(CUSIP No.: 05501U999 for Non-U.S. Restricted Holders, and CUSIP No.: 05501U981 for U.S. Restricted Holders)

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of April 7, 2017, as amended and supplemented from time to time (as so amended and supplemented from time to time, the “Deposit Agreement”), by and among Azul S.A., a company organized under the laws of the Federative Republic of Brazil (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement, dated as of February 21, 2025 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

As contemplated in the Restricted ADS Letter Agreement, the Company desires, and the Depositary agrees, to establish procedures to accommodate the issuance and delivery of Designated Restricted ADSs (as defined in Section 1 below) upon the terms of this Lessor Equity Restricted ADS Series Supplement (the “Lessor Equity RADS Series Supplement”), provided that (a) the terms of deposit of the designated Restricted Securities for Designated Restricted ADSs neither (i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement, nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs, and (b) the terms of the Deposit Agreement are supplemented as set forth in this Lessor Equity RADS Series Supplement for purpose of the issuance of the Designated Restricted ADSs.

The purpose and intent of this Lessor Equity RADS Series Supplement is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the issuance of Designated Restricted ADSs to the Restricted Holders, (ii) the sale, transfer or cancellation of such Designated Restricted ADSs, and (iii) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement and the RADS Letter Agreement, as follows:

1.  Depositary Procedures. The Company hereby consents, under Section 2.3 and Section 2.14 of the Deposit Agreement, to (i) the deposit, from time to time, by each Restricted Holder listed on Schedule 1 attached hereto of up to the number of Shares specified therein and on the applicable Standard Consent and Delivery Instruction (as defined in the Restricted ADS Letter Agreement) delivered to the Depositary pursuant to this Lessor Equity RADS Series Supplement (the “Restricted Shares”) and (ii) the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs in respect thereof in the form of Uncertificated ADSs, upon the terms set forth in Section 2.13 of the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement, to the Restricted Holders or their respective designees. For the avoidance of doubt, Schedule 1 is confidential and the Company hereby directs the Depositary not to furnish a copy of Schedule 1 to any Holder unless otherwise directed to do so by the Company in writing. The Restricted ADSs described in the immediately preceding sentence and the Restricted Shares represented thereby are referred to herein as the “Designated Restricted ADSs” and the “Designated Shares”, respectively. The Depositary shall (unless otherwise agreed by the Company and the Depositary in writing) cause the Designated Restricted ADSs issued upon the deposit of the Designated Shares, or the delivery, cancellation and conversion of Unrestricted ADSs to be separately identified on the books of the Depositary under the applicable CUSIP No. In connection with each deposit of Designated Shares by a Restricted Holder and request for issuance of Designated Restricted ADSs, the Company shall deliver to the Depositary for each Restricted Holder a duly completed and signed Standard Consent and Delivery Instruction – Restricted Holder (as defined in the Restricted ADS Letter Agreement) attached hereto as Exhibit A. For the avoidance of doubt, whilst the Company consents to the aforementioned deposits of Shares herein, there is no assurance that the relevant Restricted Holder will deposit such Designated Shares for the issuance of any such Designated Restricted ADSs.

In furtherance of the foregoing, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in Section 2.14 of the Deposit Agreement as supplemented by the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement, to (i) establish procedures to enable the deposit of the Designated Shares with the Custodian by each Restricted Holder listed on Schedule 1 attached hereto as a valid deposit of Shares under the Deposit Agreement in order to enable the issuance and delivery by the Depositary to the Restricted Holders of the corresponding Designated Restricted ADSs issued under the terms of the Restricted ADS Letter Agreement as supplemented by this Lessor Equity RADS Series Supplement upon deposit of such Designated Shares, and (ii) deliver an account statement (the “Account Statement”) to the relevant Restricted Holder listed on Schedule 1 attached hereto upon the issuance of the relevant Designated Restricted ADSs, in each case upon the terms set forth herein and in the Restricted ADS Letter Agreement. Nothing contained in the Restricted ADS Letter Agreement or this Lessor Equity RADS Series Supplement shall in any way obligate the Depositary, or give authority to the Depositary, to accept any Shares other than the Designated Shares described herein for deposit under the terms hereof.

2.  Stop Transfer Notation and Legend. The books of the Depositary shall identify the Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect and any other additional legends that Company and the Depositary deem necessary. The Account Statements to be sent by the Depositary to the Restricted Holders upon the issuance of Restricted ADSs shall contain a legend substantially in the form of the following legend:

THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) REGISTERED IN YOUR NAME OR ON YOUR BEHALF OR OTHERWISE CREDITED TO YOUR OR YOUR NOMINEE’S ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF AZUL S.A. (THE “COMPANY”) ARE SUBJECT TO THE TERMS OF (X) A RESTRICTED ADS LETTER AGREEMENT, DATED AS OF FEBRUARY 21, 2025 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “RESTRICTED ADS LETTER AGREEMENT”), (Y) THE DEPOSIT AGREEMENT, DATED AS OF APRIL 7, 2017, AS AMENDED AND SUPPLEMENTED (AS SO AMENDED AND SUPPLEMENTED, THE “DEPOSIT AGREEMENT”) AND (Z) THE LESSOR EQUITY RESTRICTED ADS SERIES SUPPLEMENT, DATED AS OF APRIL 3, 2025 (THE “LESSOR EQUITY RADS SERIES SUPPLEMENT”). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE LESSOR EQUITY RADS SERIES SUPPLEMENT, OR IF NOT DEFINED THEREIN IN THE RESTRICTED ADS LETTER AGREEMENT, OR IF NOT DEFINED IN THE LESSOR EQUITY RADS SERIES SUPPLEMENT OR THE RESTRICTED ADS LETTER AGREEMENT, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE RESTRICTED ADS LETTER AGREEMENT AS SUPPLEMENTED AND AMENDED BY THE LESSOR EQUITY RADS SERIES SUPPLEMENT. AT THE TIME OF ISSUANCE OF THE RESTRICTED ADSs, THE RESTRICTED SHARES REPRESENTED THEREBY HAD NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH RESTRICTED SHARES AND RESTRICTED ADSs HAD NOT BEEN REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS, UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, EACH OF CITIBANK, N.A., IN ITS CAPACITY AS THE DEPOSITARY FOR THE RESTRICTED ADSs (THE “DEPOSITARY”), AND THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

PRIOR TO THE SALE OF THE RESTRICTED ADSs AND ISSUANCE OF FREELY TRANSFERABLE ADSs IN RESPECT THEREOF, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A RESALE CERTIFICATION AND INSTRUCTION LETTER IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE RESTRICTED ADS LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE LESSOR EQUITY RADS SERIES SUPPLEMENT OR IF NOT SET FORTH THEREIN, AS SET FORTH IN THE RESTRICTED ADS LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs. A COPY OF THE DEPOSIT AGREEMENT, OF THE RESTRICTED ADS LETTER AGREEMENT AND OF THE LESSOR EQUITY RADS SERIES SUPPLEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.

IN ADDITION, THE RESTRICTED ADSs REGISTERED IN YOUR NAME OR ON YOUR BEHALF OR OTHERWISE CREDITED TO YOU OR YOUR NOMINEE’S ACCOUNT AND THE UNDERLYING RESTRICTED SHARES ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER AS SET FORTH IN ONE OR MORE AGREEMENTS ENTERED INTO BETWEEN YOU OR YOUR NOMINEE (OR YOUR OR THEIR RESPECTIVE AFFILIATES) AND THE COMPANY AND/OR AZUL LINHAS AÉREAS BRASILEIRAS S.A., AND NEITHER THE RESTRICTED ADSs NOR THE UNDERLYING RESTRICTED SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH CONTRACTUAL RESTRICTIONS ON TRANSFER.

3.  Representations and Warranties. The Company hereby represents and warrants as of the date hereof (a) the deposit from time to time of Designated Shares by the Company, or by, for, or on behalf of, Restricted Holders and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, will not, as of the time of such deposit and issuance, require registration under the Securities Act, (b) all approvals required by the laws of the Federative Republic of Brazil to permit the deposit of Designated Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement have been, obtained, (c) none of the terms of this Lessor Equity RADS Series Supplement and none of the transactions contemplated in this Lessor Equity RADS Series Supplement violate any court judgment or order issued against the Company or any material contract to which it is a party, (d) the Designated Shares being deposited for the purpose of the issuance of Designated Restricted ADSs are validly issued, fully paid and non-assessable, free and clear of any lien, encumbrance, security interest, charge, mortgage, adverse claim, or preemptive rights of the holders of outstanding Shares, and free from any transfer and/or voting restrictions (other than any contractual restrictions on transfer, such as lock-up obligations, entered into between the Company and the relevant Restricted Holder), (e) the Designated Shares are of the same class as, and rank pari passu and will be fully fungible with, the other Shares on deposit under the Deposit Agreement, and (f) to the knowledge of the Company based on written representations of the relevant Restricted Holder, each Restricted Holder of the Designated Restricted ADSs specified on Schedule 1 attached hereto was the beneficial owner of the specified Designated Shares and will be the Beneficial Owner of the corresponding Designated Restricted ADSs immediately following the deposit of the Designated Shares and issuance and delivery of the corresponding Designated Restricted ADSs. Such representations and warranties shall survive each deposit of Designated Shares, each delivery, cancellation and conversion of Unrestricted ADSs, and each issuance of Designated Restricted ADSs hereunder.

4.  Opinion Coverage. The Company shall at the time of execution of this Lessor Equity RADS Series Supplement cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Lessor Equity RADS Series Supplement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) the deposit of Designated Shares by the Restricted Holders and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, do not require registration of the Designated Shares under the Securities Act, and (B) its Brazilian counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) the Company has duly authorized and executed this Lessor Equity RADS Series Supplement, (ii) this Lessor Equity RADS Series Supplement constitutes a legal, valid and binding obligation of the Company under the laws of the Federative Republic of Brazil enforceable against the Company upon its terms, (iii) all approvals required by the laws of the Federative Republic of Brazil to permit the entry by the Company into this Lessor Equity RADS Series Supplement have been obtained, (iv) the terms of this Lessor Equity RADS Series Supplement and the transactions contemplated by this Lessor Equity RADS Series Supplement do not contravene or conflict with any existing laws of the Federative Republic of Brazil of general application, and (v) all approvals required by the laws of the Federative Republic of Brazil to permit the deposit of Designated Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement have been obtained.

5.  Mutatis Mutandis. The Company and the Depositary hereby agree that the following provisions of the Restricted ADS Letter Agreement shall apply to this Lessor Equity RADS Series Supplement, mutatis mutandis, as if they had been fully set forth herein: (i) the first paragraph of Section 2 – Company Assistance, (ii) Section 3 – Limitations on Issuance of Restricted ADSs, (iii) Section 5 – Limitations on Transfer of Restricted ADSs, (iv) Section 6 – Limitations On Cancellation of Restricted ADSs, (v) Section 7 – Fungibility, (vi) Section 8 – Limitations On Exchange of Restricted ADSs for Freely Transferrable ADSs, (vii) Section 9 – Removal of Restrictions, (viii) Section 11 – Indemnity, (ix) Section 12 – Fractional Shares and ADSs, (x) Section 13 – Governing Law and Jurisdiction, (xi) Section 14 – Limited Depositary Obligation, (xii) Section 15 – Parties; Amendment; Assignment, and (xiii) Section 16 – F-6 Registration Statement. For the avoidance of doubt, to the extent Designated Restricted ADSs are issued under and pursuant to the terms of this Lessor Equity RADS Series Supplement, the above referenced provisions set forth in the Restricted ADS Letter Agreement shall apply to such Designated Restricted ADSs and the transactions contemplated herein, except to the extent specifically modified herein.

6.  Depositary Fees. Without limitation of any fees, costs and expenses otherwise payable by the Restricted Holder(s) pursuant to the Deposit Agreement (some of which fees payable to the Depositary under the Deposit Agreement may be cumulative), and subject to any other agreements between the Company and the Depositary with respect to the manner in which, and the amount of, the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Restricted Holder(s) (or the Company if the Company and the Depositary have agreed otherwise) shall pay to the Depositary: (i) any and all fees, costs and expenses payable under the terms of the Deposit Agreement, the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement, and (ii) all costs and expenses (including all related legal fees) incurred by or on behalf of the Depositary, in each case in connection with the transactions contemplated herein.

7.  Miscellaneous. The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Lessor Equity RADS Series Supplement and to effectuate the purpose and intent hereof.

8.  Original Restricted ADS Letter Agreement. The Company and the Depositary hereby agree that the terms set forth in this Lessor Equity RADS Series Supplement shall apply only to the Designated Restricted ADSs and not to Restricted ADSs pursuant to any other RADS Series Supplement(s). Accordingly, only Holders and Beneficial Owners of the Designated Restricted ADSs issued pursuant to this Lessor Equity RADS Series Supplement shall be subject to all of the terms and conditions of, the Restricted ADS Letter Agreement and this Lessor Equity RADS Series Supplement in all respects.

[Remainder of page intentionally left blank. Signature page to follow.]

This Lessor Equity RADS Series Supplement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Lessor Equity RADS Series Supplement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

Azul, S.A.

By:	/s/ Raphael Linares Felippe
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet, and Attorney-in-Fact

Citibank, N.a.,
as Depositary

By:	/s/ Leslie DeLuca
Name: Leslie DeLuca
Title: Attorney-in-Fact

Schedule 1

For the avoidance of doubt, this Schedule 1 is confidential and the Holders are not permitted to receive a copy of this Schedule 1 unless directed in writing by the Company.

Restricted Holder Name	Restricted Shares	Restricted ADSs	U.S. Person or Non-U.S. Person	Name, Address, E-mail Address, and Tax Identification of Registered Holder of Restricted ADSs	Restricted Holder’s Custodian in Brazil	Restricted Holder’s Custodial Account Number in Brazil	Contact Name and Phone Number at Restricted Holder’s Custodian in Brazil

Exhibit A

_____________________

STANDARD CONSENT AND DELIVERY INSTRUCTION – RESTRICTED HOLDER
_____________________

[Date]

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Attn      Account Management

Teresa.Loureirostein@citi.com

Keith.Galfo@citi.com

Leslie.DeLuca@citi.com

Joseph.Connor@citi.com

James3.lee@citi.com

Azul S.A. – Restricted ADSs (CUSIP No.: [●])

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of April 7, 2017, as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Azul S.A., a company organized under the laws of the Federative Republic of Brazil (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, (ii) the Restricted ADS Letter Agreement, dated as of February 21, 2025 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary, and (iii) the Lessor Equity Restricted ADS Series Supplement, dated as of April 3, 2025 by and between the Company and the Depositary (the “Lessor Equity RADS Series Supplement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement or in the Lessor Equity RADS Series Supplement.

The undersigned holder of Restricted Shares (as defined in the Restricted ADS Letter Agreement) (the “Restricted Holder”) hereby advises the Depositary and the Company of its intent to deposit, or to cause to be deposited on its behalf, the Restricted Shares specified in Schedule I hereto and requests the issuance by the Depositary of the corresponding Restricted ADSs (as defined in the Restricted ADS Letter Agreement) in the form of Uncertificated ADSs subject to the terms and conditions of the Deposit Agreement, the Restricted ADS Letter Agreement and the Lessor Equity RADS Series Supplement. The Company hereby consents to the deposit of the specified Restricted Shares and the issuance of the corresponding Restricted ADSs.

The Restricted Holder hereby represents and warrants to the Depositary that (a) the Restricted Shares being deposited for the purpose of the issuance of Restricted ADSs are free and clear of any lien, encumbrance, security interest, charge, mortgage, adverse claim, or preemptive rights of the holders of outstanding Shares, (b) the specified Restricted Holder of the Restricted ADSs specified on Schedule I hereto is the beneficial owner of the specified Restricted Shares and will be the Beneficial Owner of the corresponding Restricted ADSs immediately following the deposit of the Restricted Shares and issuance and delivery of the corresponding Restricted ADSs, and (c) none of the transactions contemplated herein violate any court judgment or order issued against the Restricted Holder or any material contract to which it is a party.

The Restricted Holder agrees to be bound by the terms of the Deposit Agreement, the Restricted ADS Letter Agreement and the Lessor Equity RADS Series Supplement upon acceptance of the specified Restricted ADSs.

Series Exhibit A- 1

Each of the Restricted Holder and the Company confirms that payment of the applicable fees, taxes and expenses payable under the terms of the Deposit Agreement, the Restricted ADS Letter Agreement and the Lessor Equity RADS Series Supplement upon the deposit of Shares and issuance of ADSs, has been made to the Depositary or relevant tax authority (as appropriate) or is being made concurrently herewith.

If any of the above acknowledgements, agreements, certifications, instructions, representations or warranties are false or incorrect in any way, (x) the Depositary and the Company shall be authorized, at the cost and expense of the undersigned, to take any and all actions necessary to correct the consequences thereof, and (y) the undersigned shall indemnify and hold harmless the Depositary and its agents for any and all losses, liabilities, costs, expenses (including, without limitation, fees and expenses of counsel), claims, damages and taxes of any kind, incurred as a result thereof.

Each of the Restricted Holder and the Company has caused this Standard Consent and Delivery Instruction to be executed and delivered on its behalf by their respective officers thereunto duly authorized as of the date set forth above.

[Restricted Holder]

By:
Name:
Title:

Consented to:

Azul S.A.

By:
Name:
Title:

Series Exhibit A- 2

Schedule I

Restricted Shares	Restricted ADSs	U.S. Person or Non-U.S. Person	Name, Address, E-mail Address, and Tax Identification	Custodian in Brazil	Custodial Account Number in Brazil	Contact Name and Phone Number at Custodian in Brazil

Series Exhibit A- 3